Exhibit 99.1

BM Technologies, Inc.

BM Technologies Reports Second Quarter & First Half 2023 Results

First Half 2023 Revenue $26.5 Million

Amendment to First Carolina Bank (“FCB”) DPSA to Accelerate Transfer of Deposits

Continued Progress on Profit Enhancement Plan (“PEP”)

Radnor, PA, August 22, 2023 — BM Technologies, Inc. (NYSE American: BMTX) (“BM Technologies”, “BMTX”, “we”, or the “Company”), one of the largest digital banking platforms and Banking-as-a-Service (BaaS) providers in the country, today reported results for the three and six months ended June 30, 2023.

Luvleen Sidhu, BMTX’s Chair, CEO and Founder, stated, “We are pleased to have entered into an amendment of the Deposit Servicing Agreement with FCB that will allow us to initiate the process of transferring our Higher Education deposits from Customers Bank to FCB with targeted completion no later than the end of 2023. Had a Durbin-exempt bank partnership been in place during the second quarter, the interchange revenue for our Higher Education vertical would have been at least 50% higher on a gross basis.”

Ms. Sidhu continued, “We view 2023 as a year of strengthening our foundation so we are well positioned for growth in 2024 and beyond. The addition of Raj Singh as Co-CEO has been valuable as he has focused his efforts on enhancing our systems, processes, and product offerings to further drive cost efficiencies and identify new revenue opportunities for the Company. We believe these efforts will continue to enhance the value of the Company. Additionally, we are actively exploring how to effectively use AI to improve our operations, risk management, fraud capabilities, and customer engagement. We are excited about our future and believe the foundation setting efforts we are making in 2023 will help propel our growth in 2024 and beyond.”

Financial Highlights

●	Operating revenues for the three and six months ended June 30, 2023 totaled $13.0 million, and $26.5 million, respectively.

●	Q2 2023 net loss totaled $(4.5) million, or $(0.39) per diluted share, which includes a $0.6 million non-cash gain on the revaluation of the private warrant liability. Net loss for the six months ended June 30, 2023 totaled $(9.4) million or $(0.81) per diluted share which includes a $2.0 million non-cash gain on the revaluation of the private warrant liability.

●	Q2 2023 Core EBITDA (Loss) [1] totaled $(0.9) million. Core EBITDA (Loss)[1] for the six months ended June 30, 2023 totaled $(2.8) million.

●	Liquidity remained strong at June 30, 2023 with $11.5 million of cash, $9.5 million of working capital, and no debt. In addition, the Company anticipates monetizing approximately $4.5 million of tax receivables by the end of 2023.

[1]	Metrics such as Core EBITDA (Loss) and Core earnings (loss) are Non-GAAP measures which exclude certain items from or add certain items to the comparable GAAP measure; a reconciliation appears on pages 8 and 9 of this release.

Operating Highlights

●	Average serviced deposits totaled $922 million at June 30, 2023.

●	Debit card spend totaled $658 million in Q2 2023 and $1.4 billion in the six months ended June 30, 2023.

●	There were 108 thousand new account sign-ups in the second quarter 2023 and 213 thousand new account sign-ups in the first six months of 2023. In our Higher Education vertical, new checking account sign-ups in the second quarter improved 11% year over year.

●	Q2 was the first full quarter under new and amended Deposit Processing Services Agreements (“DPSA”) with Customers Bank that provide variable rate servicing fees with a 175-basis point increase in servicing fee margin on average serviced deposits as compared to the prior fixed rate structure.

Financial Summary Table

	Q2	Q1	Q4	Q3	Q2
(dollars in thousands)	2023	2023	2022	2022	2022
Interchange and card revenue	$1,804	$3,079	$5,035	$5,325	$5,315
Servicing fees	7,700	6,632	6,931	10,163	13,295
Account fees	1,910	2,140	2,120	2,110	2,207
University fees	1,373	1,506	1,328	1,357	1,446
Other revenue	200	127	270	903	745
Total GAAP Operating Revenue	$12,987	$13,484	$15,684	$19,858	$23,008

GAAP Operating Expense	$18,028	$19,859	$23,254	$24,138	$23,377
Less: restructuring, merger and acquisition related expenses	(274)	(719)	—	—	(1)
Less: share-based compensation expense	(723)	(635)	(2,641)	(2,743)	(3,053)
Less: depreciation and amortization	(3,138)	(3,130)	(3,004)	(2,995)	(2,991)
Total Core Operating Expense	$13,893	$15,375	$17,609	$18,400	$17,332

Core EBITDA (Loss)	$(906)	$(1,891)	$(1,925)	$1,458	$5,676
Core EBITDA (Loss) Margin	(7)%	(14)%	(12)%	7%	25%

Business Update

Partner Bank Transition

On August 20, 2023, the Company and FCB entered into an amendment to the FCB Deposit Servicing Agreement (the “FCB DPSA First Amendment”). The FCB DPSA First Amendment, among other things, and subject to certain closing conditions, enables the Company to accelerate the process of transferring our Higher Education deposits from Customers Bank to FCB with targeted completion no later than the end of 2023.

Higher Education Vertical

During the second quarter of 2023, the Company retained 98% of its Higher Education institutional customers and disbursed over $1.8 billion in refunds to students.

Although the second quarter typically is the slowest quarter for our Higher Education vertical given the seasonality of the business, new Higher Education checking account sign-ups in Q2 2023 increased by 11% year over year. In addition, we are seeing higher education student enrollment numbers rebound in the community college segment which is increasing application flow and customer acquisition opportunities.

Higher Education deposits and spend per 90-day active account at June 30, 2023 totaled $1,623 and $1,855, respectively.

BaaS Vertical

In the Company’s BaaS vertical, our API platform design allows clients to consult and collaborate with BMTX as they create, implement, and execute their embedded finance vision. Our proprietary and flexible platform enables BMTX to go to market quickly, integrate with partners easily, and add features well ahead of our competition.

Annualized debit card spend for highly active BaaS users (those with both direct deposit and a minimum of five customer driven transactions per month) was $18,740, and the average deposit balance per account was $2,363 in Q2 2023. This very attractive cohort makes up approximately 22% of active accounts at June 30, 2023, as compared to 19% in the year-ago period.

BaaS average serviced deposits totaled $494 million at June 30, 2023. BaaS spend per 90-day active account at June 30, 2023 increased 16% year over year.

Profit Enhancement Plan

The Company continues to actively execute upon its PEP, with initiatives completed during the first half of 2023 that are expected to lead to the realization of over 60% of the targeted $15 million of cost savings for the full year 2023. The Company is confident it will achieve its full PEP target with potential continuation into the first half of 2024 as some of its cost reduction efforts are partially offset by investments in its technology, operational processes, and data initiatives. The full year 2023 charges to achieve the projected annual PEP savings are expected to range from $1 million to $2 million.

Growth Initiatives

The Company is investing in enhancing and unifying its technology platforms, strengthening its systems and processes, and preparing for new product and feature rollouts as it focuses on positioning the Company to grow in a dynamic market environment. Highlights of these current growth initiatives include:

●	Acquired software technology from Envel, Inc. in June, which uses AI to automate elements of user’s financial lives and supports our ‘customer for life’ strategy.

●	Partnering with Kard as an enhanced feature to deliver cash-back reward programs to customers and connect them with the brands they love.

●	Launching a new student identity verification service, BMTX Identity Verification (IDV), where universities can control fraud vulnerabilities during student enrollment processes and choose risk level preferences.

The Company is confident that these investments will lead to incremental revenue opportunities, enhanced customer experiences, and continued value creation for our shareholders.

2023 Outlook

The Company’s expectation is that the transfer of its Higher Education customer deposits from Customers Bank to FCB will be completed no later than the end of 2023.

For the second half of 2023, the Company expects to generate positive Core EBITDA1 and operating cash flow inclusive of the effect of the delayed transfer of our Higher Education customer deposits and the continued challenging economic and interest rate environment.

The Company will continue to provide updates to its 2023 outlook in its future earnings releases, particularly as it relates to business execution for the anticipated transfer of our Higher Education deposits from Customers Bank to FCB.

Earnings Webcast

The Company will host a conference call and webcast on Tuesday, August 22, 2023, at 5:00 pm ET to discuss its second quarter 2023 results. The webcast can be accessed via the Company’s investor relations site (ir.bmtxinc.com) by clicking on “Events & Presentations”, then “Events Calendar,” and following the link under “Upcoming Events;” or directly at 2Q23 Webcast Link. A replay will be available following the call.

An updated version of BMTX’s investor presentation will be posted on the Company’s Investor Relations website at ir.bmtxinc.com.

Contact Information

Investors:

Jim Dullinger, Chief Financial Officer

BM Technologies, Inc.

jdullinger@bmtx.com

Media Inquiries:

Brigit Hennaman

Rubenstein Public Relations, Inc.

bhennaman@rubensteinpr.com

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX) - formerly known as BankMobile - is among the largest Banking-as-a-Service (BaaS) providers in the country. It is focused on technology, innovation, easy-to-use products, and education with the mission to financially empower millions of Americans by providing a more affordable, transparent, and consumer-friendly banking experience. BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can be found at www.bmtx.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. In general, forward-looking statements may be identified through the use of words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” will,” “should,” “plan,” “continue,” “potential” and “project” or the negative of these terms or other similar words and expressions, and in this press release, include the expected cost savings from the PEP, the expected margin improvement on deposit process services fees, and our 2023 Outlook. Forward-looking statements are not guarantees of future results and conditions, but rather are subject to various risks and uncertainties. Such statements are based on Management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors.

These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, continuing interest rate volatility, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including bank partners and BasS partners. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Risk Factors” in the Company’s Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov.

Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and BMTX undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law. BMTX qualifies all forward-looking statements by these cautionary statements.

UNAUDITED FINANCIAL STATEMENTS

BM TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF (LOSS) INCOME - UNAUDITED
(amounts in thousands, except per share data)

	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
Operating revenues:
Interchange and card revenue	$1,804	$3,079	$5,035	$5,325	$5,315
Servicing fees	7,700	6,632	6,931	10,163	13,295
Account fees	1,910	2,140	2,120	2,110	2,207
University fees	1,373	1,506	1,328	1,357	1,446
Other revenue	200	127	270	903	745
Total operating revenues	12,987	13,484	15,684	19,858	23,008
Operating expenses:
Technology, communication, and processing	6,364	7,218	7,230	7,731	7,297
Salaries and employee benefits	6,139	6,425	9,231	10,773	10,440
Professional services	2,338	2,640	3,501	2,454	2,420
Provision for operating losses	1,813	1,677	1,793	1,564	1,839
Occupancy	10	14	187	160	368
Customer related supplies	222	228	218	225	221
Advertising and promotion	125	118	302	242	84
Restructuring, merger and acquisition related expenses	274	719	—	—	1
Other expense	743	820	792	989	707
Total operating expenses	18,028	19,859	23,254	24,138	23,377
(Loss) income from operations	(5,041)	(6,375)	(7,570)	(4,280)	(369)
Non-operating income and expense:
Gain (loss) on fair value of private warrant liability	595	1,421	1,151	(1,369)	5,640
(Loss) income before income tax expense	(4,446)	(4,954)	(6,419)	(5,649)	5,271
Income tax expense (benefit)	10	6	(2,234)	(729)	909
Net (loss) income	$(4,456)	$(4,960)	$(4,185)	$(4,920)	$4,362

Weighted average number of shares outstanding - basic	11,563	11,602	11,942	11,940	11,944
Weighted average number of shares outstanding - diluted	11,563	11,602	11,942	11,940	12,600

Basic (loss) earnings per common share	$(0.39)	$(0.43)	$(0.35)	$(0.41)	$0.37
Diluted (loss) earnings per common share	$(0.39)	$(0.43)	$(0.35)	$(0.41)	$0.35

BM TECHNOLOGIES, INC.

CONSOLIDATED BALANCE SHEETS — UNAUDITED

(amounts in thousands)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
ASSETS
Cash and cash equivalents	$11,524	$10,931	$21,108	$26,433	$32,484
Accounts receivable, net allowance for doubtful accounts	7,083	7,144	8,260	8,614	7,081
Prepaid expenses and other assets	10,742	10,465	9,076	6,951	3,627
Total current assets	29,349	28,540	38,444	41,998	43,192
Premises and equipment, net	531	530	508	575	441
Developed software, net	19,759	20,631	22,324	24,025	25,997
Goodwill	5,259	5,259	5,259	5,259	5,259
Other intangibles, net	4,269	4,349	4,429	4,509	4,589
Other assets	—	—	72	—	53
Total assets	$59,167	$59,309	$71,036	$76,366	$79,531
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$11,624	$13,314	$12,684	$10,503	$8,681
Current portion of operating lease liabilities	—	—	—	—	56
Deferred revenue, current	8,209	2,653	6,647	11,262	15,323
Total current liabilities	19,833	15,967	19,331	21,765	24,060
Non-current liabilities:
Deferred revenue, non-current	—	—	—	2	64
Liability for private warrants	811	1,406	2,847	3,997	2,628
Other non-current liabilities	480	—	—	—	—
Total liabilities	$21,124	$17,373	$22,178	$25,764	$26,752
Commitments and contingencies
Shareholders’ equity:
Preferred stock	$—	$—	$—	$—	$—
Common stock	1	1	1	1	1
Additional paid-in capital	70,943	70,380	72,342	69,901	67,158
Accumulated deficit	(32,901)	(28,445)	(23,485)	(19,300)	(14,380)
Total shareholders’ equity	$38,043	$41,936	$48,858	$50,602	$52,779
Total liabilities and shareholders’ equity	$59,167	$59,309	$71,036	$76,366	$79,531

NON-GAAP FINANCIAL RECONCILIATIONS - UNAUDITED

Certain financial measures used in this Press Release are not defined by U.S. generally accepted accounting principles (“GAAP”), and as such, are considered non-GAAP financial measures. Core expenses and EBITDA exclude the effects of items the Company does not consider indicative of its core operating performance, including restructuring, merger and acquisition related expenses, fair value mark to market income or expense associated with certain warrants, and non-cash share-based compensation. Management believes the use of core revenues, expenses, and EBITDA are appropriate to provide investors with an additional tool to evaluate the Company’s ongoing business performance. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and, as a result, may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.

Reconciliation - GAAP Operating Expenses to Core Operating Expenses (in thousands)

	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
GAAP total expenses	$18,028	$19,859	$23,254	$24,138	$23,377
Less: restructuring, merger and acquisition related expenses	(274)	(719)	—	—	(1)
Less: share-based compensation expense	(723)	(635)	(2,641)	(2,743)	(3,053)
Core Operating Expenses inc Dep and Amort	$17,031	$18,505	$20,613	$21,395	$20,323
Less: depreciation and amortization	3,138	3,130	3,004	2,995	2,991
Core Operating Expenses ex. Dep and Amort	$13,893	$15,375	$17,609	$18,400	$17,332

Reconciliation - GAAP Net (Loss) Income to Core Net (Loss) Income (in thousands, except per share data)

	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
GAAP net (loss) income	$(4,456)	$(4,960)	$(4,185)	$(4,920)	$4,362
Add: (gain) loss on fair value of private warrant liability	(595)	(1,421)	(1,151)	1,369	(5,640)
Add: restructuring, merger and acquisition related expenses	274	719	—	—	1
Add: share-based compensation expense	723	635	2,641	2,743	3,053
Less: tax (@ actual ETR) on taxable non-core items	—	1	—	—	—
Core net (loss) income	$(4,054)	$(5,025)	$(2,695)	$(808)	$1,776
Core diluted shares	11,563	11,602	11,942	11,940	12,600
Core diluted (loss) earnings per common share	$(0.35)	$(0.43)	$(0.23)	$(0.07)	$0.14
GAAP diluted (loss) earnings per common share	$(0.39)	$(0.43)	$(0.35)	$(0.41)	$0.35

Reconciliation - GAAP Net (Loss) Income to Core EBITDA (Loss) (in thousands)

	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
GAAP net (loss) income	$(4,456)	$(4,960)	$(4,185)	$(4,920)	$4,362
Add: (gain) loss on fair value of private warrant liability	(595)	(1,421)	(1,151)	1,369	(5,640)
Add: depreciation and amortization	3,138	3,130	3,004	2,995	2,991
Add: income tax expense (benefit)	10	6	(2,234)	(729)	909
Add: restructuring, merger and acquisition related expenses	274	719	—	—	1
Add: share-based compensation expense	723	635	2,641	2,743	3,053
Core EBITDA (Loss)	$(906)	$(1,891)	$(1,925)	$1,458	$5,676

Key Performance Metrics

	Q2	Q1	Q4	Q3	Q2
	2023	2023	2022	2022	2022
Debit card POS spend ($ millions)
Higher education	$490	$616	$517	$524	$524
BaaS	168	171	162	158	158
Total POS spend	$658	$787	$679	$683	$682

Serviced deposits ($ millions)
Higher education	$408	$507	$369	$603	$444
BaaS	439	575	765	967	1,349
Total Ending Deposits	$848	$1,082	$1,134	$1,570	$1,793

Higher education	$429	$524	$483	$482	$513
BaaS	494	655	874	1,133	1,503
Total Average Deposits	$922	$1,179	$1,357	$1,615	$2,016

Higher Education Metrics
Higher education retention	98%	98%	98%	99%	99%
FAR(1) disbursement amount ($B)	$1.8	$4.0	$1.9	$3.4	$2.0
Organic deposits(2) ($M)	$400	$485	$398	$410	$419

(1)	FAR disbursements are Financial Aid Refund disbursements from a higher education institution.
(2)	Organic Deposits are all deposits excluding any funds disbursed directly from the school.